Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-196156) of Aegon N.V. of our report dated June 25, 2018 relating to the financial statements and supplemental schedule of Transamerica 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP

Peoria, IL

June 25, 2018